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                                                                   EXHIBIT 23(m)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of United Rentals, Inc. (the "Company") for the registration of up to 9,200,000 shares of its common stock, of our report dated July 27, 1998 relating to the financial statements of Reitzel Rentals Ltd. included in the Company's report on Form 8-K dated December 24, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                        PricewaterhouseCoopers LLP
                                        Kitchener, Ontario
                                        February 1, 1999